Production Volumes
Oil Sales (% of total production volume)
Natural Gas Sales (% of total production volume)
Barrel Equivalents (Boe/day)
Expenses
LOE ($/Boe)
Taxes, other than on earnings
G&A ($ Millions/Qtr)
(1)
Exploration Expense ($ Millions/Qtr)
DD&A  ($/Boe)
Interest Expense ($ Millions/Qtr)
Tax Rate
2007 Guidance
Any statements made on this page, other than those of historical fact, about an action, event or development, which the Company hopes, believes or anticipates may or will occur in the future, are "forward-looking statements" under U.S. Securities laws. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in our
Annual Report on Form 10-K for fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance or an assurance that the Company's current assumptions and projections are valid. Actual results may differ materially from those projected.
E
E
(1) Includes non-cash stock based compensation expense of approximately $2.6 million average  per quarter in 2007
Q1 2007
25-35%
65-75%
25,000 – 27,000
$5.50-$6.50
3%-4%
$23.0-$25.0
$19.0 -$24.0
$19.00 - $22.00
$7.0 - $7.5
36%-37%
2007 Average
25-35%
65-75%
24,000 – 26,000
$5.50-$6.50
3%-4%
$16.0-$18.0
$12.0 -$16.0
$19.00 - $22.00
$10.0 -$12.0
36%-37%
Information provided on 3/27/2007
Guidance assumes successful completion of the equity self-tender, debt tender, refinancing of debt, and divestiture of assets summarized in the Schedule TO filed with the Securities and Exchange
Commission on March 26, 2007, all of which are subject to numerous conditions.
The scheduled expiration of the equity self-tender and debt tender is April 20,2007.
The asset divestiture is anticipated to close 3Q 2007.
Exhibit 99.3